EXHIBIT 10.22

TRANSFER AND ASSIGNMENT AGREEMENT

This Transfer and Assignment Agreement (this “Agreement”) is made and entered into effective as of May 6, 2011, by and between Juhl Wind, Inc., a Delaware corporation (“Assignor”), and Juhl Wind Asset Investment, Inc., a Delaware corporation (“Assignee”).

WHEREAS on April 28, 2011, Assignor purchased a 99.9% of the existing ownership interests of Woodstock Hills LLC, a Delaware limited liability company (the “Woodstock Hills Interest”), which operates a 10.2 megawatt wind-powered electric generating facility near Woodstock, Minnesota; and

WHEREAS Assignee is a wholly-owned subsidiary of Assignor.

NOW THEREFORE in consideration of the promises and the respective undertakings of the parties hereto hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment of the Woodstock Hills Interest.  Assignor does hereby sell and transfer on an “as-is” basis, to Assignee all of Assignor’s right, title, and interest in and to the Woodstock Hills Interest.

2.           Assumption of the Woodstock Hills Interest.  Assignee hereby accepts the assignment to it set forth in Section 1 above, hereby assumes all of the obligations of Assignor relating to the Woodstock Hills Interest.

3.           Further Documents. The parties hereto agree to execute such further documents and take such actions as may be reasonably required to further evidence, confirm and effectuate the transfer of ownership of the Woodstock Hills Interest.

4.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof.

6.           Counterparts; Facsimile Signatures.  This Agreement may be executed in more than one counterpart, including by facsimile signature, each of which shall be deemed an original, but all of which collectively will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of and on the date first written above.

ASSIGNOR:

JUHL WIND, INC.
By /s/ John Mitola
Name: John Mitola
Title: President

ASSIGNEE:

JUHL WIND ASSET INVESTMENT, INC.
By /s/ Daniel Juhl
Name: Daniel Juhl
Title: Chief Executive Officer